HENDERSON GLOBAL FUNDS

 WRITTEN INSTRUMENT ESTABLISHING AND DESIGNATING A CLASS OF BENEFICIAL INTERESTS

         The undersigned, constituting all of the Trustees of the Henderson Global Funds (the "Trust"), a statutory trust organized pursuant to a Declaration of Trust dated May 11, 2001, as amended (the "Declaration of Trust"), pursuant to Section 6.3 of Article VI of the Declaration of Trust, do hereby establish an additional class of beneficial interests of Henderson European Focus Fund, Henderson Global Equity Income Fund, Henderson Global Technology Fund, Henderson Industries of the Future Fund and Henderson International Opportunities Fund ("Shares"), each a series of the Trust, designated Class W ("Class W"). Class W Shares shall be redeemable and have the same voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, terms and conditions, as set forth in the Declaration of Trust with respect to the classes of the Trust set forth therein. The Shares, when issued and paid for in accordance with the terms of the then current Registration Statement, shall be validly issued, fully paid and nonassessable.

         IN WITNESS WHEREOF, the undersigned have this 12th day of December, 2008 signed these presents.



                                           /s/ Roland C. Baker
                                           -------------------
                                           Roland C. Baker, Trustee

                                           /s/ Faris F. Chesley
                                           --------------------
                                           Faris F. Chesley, Trustee

                                           /s/ Sean Dranfield
                                           ------------------
                                           Sean Dranfield, Trustee

                                           /s/ C. Gary Gerst
                                           -----------------
                                           C. Gary Gerst, Chairman and Trustee